UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2008

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 8, 2008, Tuesday Morning Corporation (the “Company”) announced that, effective April 8, 2008, Stephanie Bowman became the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer.  Ms. Bowman succeeds Michael J. Marchetti who had been serving as Acting Chief Financial Officer, Secretary and Treasurer since January 2008.  Mr. Marchetti resigned his position as Acting Chief Financial Officer, Secretary and Treasurer effective April 8, 2008.  Mr. Marchetti will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

Ms. Bowman, age 45, joined the Company in August 2006 as Controller and was promoted to Vice President of Finance in April 2007.  Prior to joining the Company and since January 2002, Ms. Bowman served as Senior Vice President of Finance for Summit Global Partners, which was acquired by USI Holdings, Inc., a publicly-traded insurance brokerage firm, in February 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: April 11, 2008	By:	/s/ Michael J. Marchetti
Michael J. Marchetti
Executive Vice President and Chief
Operating Officer